Exhibit 99.1

SPAR Group Announces Financial Results for the Second Quarter Ended June 30, 2018

WHITE PLAINS, N.Y., August 20, 2018 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq: SGRP), a leading supplier of retail merchandising, business technology and other marketing services in 10 countries throughout North America, Latin America, Asia Pacific and Africa, today announced financial results for the second quarter ended June 30, 2018.

Highlights for the three and six-month periods ended June 30, 2018, as compared to the same periods in the prior year include:

●

Revenue for the second quarter of 2018 increased $16.5 million, or 39 percent, to $59.2 million. International operations contributed to $8.6 million of the increase. Domestic operations contributed $7.9 million to year-over-year revenue growth.

●

Revenue for the six-month period ending June 30, 2018 increased $31.2 million, or 38 percent, to $113.8 million. International operations contributed to $16.3 of the increase. Domestic operations contributed $14.9 million to year-over-year revenue growth.

●

During the second quarter, the Company recorded one-time charges totaling approximately $2.0 million: $1.3 million for a settlement respecting related party labor litigation and $675,000 due to the uncertainty of collection against unsecured advances to related parties.

●

Operating loss for the second quarter was $(1.2 million), a $2.2 million difference versus operating income of $971,000 during the same period last year. Excluding these one-time charges, operating income decreased $192,000 year over year, led by a decrease in profitably from domestic operations.

●	Operating loss for the six-month period ended June 30, 2018 was $(506,000), a $1.9 million difference versus operating income of $1.5 million during the same period of 2017.

●

Net loss attributable to SPAR Group for the second quarter of 2018 was $1.8 million or $(0.09) per share; compared to net income of $343,000 or $0.02 per diluted share, during the second quarter of 2017.

●

Net loss attributable to SPAR Group for the six months ended June 30, 2018 was $1.6 million, or $(0.08) per share; compared to a net income of $99,000, or $0.00 per diluted share, for the same period in 2017.

Financial Results by Geography (in 000's, except per share data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Revenue:	2018	2017	Change	2018	2017	Change
International	$37,668	$29,037	29.7%	$73,878	$57,602	28.3%
Domestic	21,556	13,685	57.5%	39,925	25,006	59.7%
Total	$59,224	$42,722	38.6%	$113,803	$82,608	37.8%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Operating Income:	2018	2017	Change	2018	2017	Change
International	$663	$679	(2.4%)	$1,713	$1,098	56.0%
Domestic	(1,900)	292		(2,219)	357
Total	$(1,237)	$971		$(506)	$1,455

	Three Months Ended June 30,		Six Months Ended June 30,
Net (loss) income:	2018	2017	2018	2017
International	$(32)	$(205)	$355	$(189)
Domestic	(1,731)	548	(1,993)	288
Total	$(1,763)	$343	$(1,638)	$99

Earnings Per Basic and Diluted share:
	$(0.09)	$0.02	$(0.08)	$0.00

We had solid top line growth from both domestic and international businesses. Domestic growth was driven by the acquisition of Resource Plus, which has been a solid contributor and is creating some cross-selling opportunities. In addition, our international business saw strong organic growth in all international countries except Australia” said Chief Executive Officer, Christiaan Olivier. “We continue to face headwinds domestically due to store closures of certain retail customers, as well as cost pressures from a tight labor market. However, we see opportunities for organic growth both domestically and internationally, which we expect will help to partially offset near-term factors affecting profitability.”

Gross Margin Profile by Geography

	Three Months Ended June 30,		Basis Point	Six Months Ended June 30,		Basis Point
	2018	2017	Change	2018	2017	Change
International	14.6%	17.5%	(289)	14.8%	17.3%	(249)
Domestic	23.0%	28.3%	(558)	23.1%	28.1%	(513)
Total	17.6%	21.0%	(342)	17.8%	20.6%	(290)

Operating Income as a % of Sales

	Three Months Ended June 30,		Basis Point	Six Months Ended June 30,		Basis Point
	2018	2017	Change	2018	2017	Change
International	1.8%	2.3%	(58)	2.3%	1.9%	41
Domestic	(8.8%)	2.1%	(1,095)	(5.6%)	1.4%	(699)
Total	(2.1%)	2.3%	(436)	(0.4%)	1.8%	(221)

International gross profit margin for the three and six month periods ended June 30, 2018 were 14.6% and 14.8%, compared to 17.5% and 17.3%, respectively, for the same periods in 2017. The international subsidiaries have been experiencing gross margin pressure compared to the same period last year, primarily in Brazil.

Domestic gross profit margin for the three and six month periods ended June 30, 2018, were 23.0% and 23.1%, compared to 28.3% and 28.1%, respectively, for the same periods in 2017. The decrease in total year domestic gross profit margin was primarily due to an increase in lower margin project work compared to the same period last year.

Balance Sheet as of June 30, 2018

As of June 30, 2018, cash and cash equivalents totaled $5.8 million. Working capital was $23.8 million and current ratio was 1.7 to 1. Total current assets and total assets were $56.1 million and $70.5 million, respectively. Total current liabilities and total liabilities were $32.3 million and $44.0 million, and total equity was $26.5 million as of June 30, 2018.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide and coordinates the operations through the use of multi-lingual proprietary technology which drives the logistics, communication and reporting for global operations and customers. SPAR works primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, toy, home improvement and electronics stores, as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in ten countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico, Brazil and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced recorded comments will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be filed shortly in a Current Report on Form 8-K by SGRP with the Securities and Exchange Commission (the "SEC"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for the year ended December 31, 2017 (the "Annual Report"), which was filed by SGRP with the SEC on April 2, 2018, and SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders to be held on or about May 2, 2017 (the "Proxy Statement"), which SGRP filed with the SEC on April 18, 2018, and SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Annual Report and the Proxy Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives (growth, customer value, employee development, greater productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, growing the Company’s client base and contacts, continuing to strengthen the Company’s balance sheet, growing revenues and improving profitability through organic growth, new business developments and strategic acquisitions, and continuing to control costs. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto

Chief Financial Officer

SPAR Group, Inc.

(914) 332-4100

Investor Contact:

Dave Mossberg

Three Part Advisors

(817) 310-0051

SPAR Group, Inc. and Subsidiaries

Consolidated Statements of (Loss) Income and Comprehensive Income (Loss)

 (In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$59,224	$42,722	$113,803	$82,608
Cost of revenues	48,759	33,765	93,608	65,604
Gross profit	10,465	8,957	20,195	17,004

Selling, general and administrative expenses	9,196	7,452	17,654	14,510
Settlement and other charges	1,975	-	1,975	-
Depreciation and amortization	531	534	1,072	1,039
Operating (loss) income	(1,237)	971	(506)	1,455

Interest expense	354	54	553	7
Other (income), net	(232)	(135)	(304)	(197)
(Loss) income before income tax expense	(1,359)	1,052	(755)	1,645

Income tax expense	(262)	278	(84)	697
Net (loss) income	(1,097)	774	(671)	948
Net (loss) income attributable to non-controlling interest	(666)	(431)	(967)	(849)
Net (loss) income attributable to SPAR Group, Inc.	$(1,763)	$343	$(1,638)	$99

Basic net (loss) income per common share:	$(0.09)	$0.02	$(0.08)	$0.00

Diluted net (loss) income per common share:	$(0.09)	$0.02	$(0.08)	$0.00

Weighted average common shares – basic	20,649	20,647	20,649	20,648

Weighted average common shares – diluted	21,649	21,312	21,649	21,336

Net (loss) income	$(1,097)	$774	$(671)	$948

Other comprehensive income (loss):
Foreign currency translation adjustments	(650)	578	(680)	742

Comprehensive income (loss)	(1,747)	1,352	(1,351)	1,690

Comprehensive loss (income) attributable to non-controlling interest	(391)	(689)	(662)	(1,205)
Comprehensive income (loss) attributable to SPAR Group, Inc.	$(2,138)	$633	$(2,013)	$485

SPAR Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$5,836	$8,827
Accounts receivable, net	47,546	35,964
Prepaid expenses and other current assets	2,706	2,031
Total current assets	56,088	46,822

Property and equipment, net	2,894	2,712
Goodwill	3,215	1,836
Intangible assets, net	3,599	1,634
Deferred income taxes	2,960	3,055
Other assets	1,733	1,929
Total assets	$70,489	$57,988

Liabilities and equity
Current liabilities:
Accounts payable	$8,621	$7,341
Accrued expenses and other current liabilities	14,615	13,581
Due to affiliates	4,811	3,026
Customer incentives and deposits	687	1,539
Lines of credit and short-term loans	3,581	6,839
Total current liabilities	32,315	32,326
Long-term debt and other liabilities	11,723	107
Total liabilities	44,038	32,433

Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598
Issued and outstanding shares–
None – June 30, 2018 and December 31, 2017	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000
Issued shares – 20,680,717 – June 30, 2018 and December 31, 2017	207	207
Treasury stock, at cost 30,013 shares – June 30, 2018 and 104,398 shares – December 31, 2017	(33)	(115)
Additional paid-in capital	16,253	16,271
Accumulated other comprehensive loss	(2,065)	(1,690)
Retained earnings	3,325	4,977
Total SPAR Group, Inc. equity	17,687	19,650
Non-controlling interest	8,764	5,905
Total equity	26,451	25,555
Total liabilities and equity	$70,489	$57,988